EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 10 March 2006 relating to the financial statements, which appears in the 2005 Annual Report of Reuters Group PLC on Form 20-F for the year ended 31 December 2005.



/s/ PricewaterhouseCoopers LLP

London

28 September 2006